Exhibit 10.3

                           ADVISORY SERVICE AGREEMENT

     This Advisory Service Agreement ("Agreement") is made as of this 20th day of October 1997, by and between Webster Bank (the "Advisor"), a federal savings bank with an office located at Waterbury, CT and Webster Preferred Capital Corporation ("WPCC"), a Connecticut corporation with an office located at Waterbury, CT.

                                WITNESSETH THAT:

     WHEREAS, WPCC intends to qualify as a "real estate investment trust" ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code");

     WHEREAS, WPCC desires to obtain from the Advisor various advisory and management services to avail itself of the experience and assistance of the Advisor and to have the Advisor undertake, on WPCC's behalf, the duties and responsibilities hereinafter set forth, subject to the control and supervision of the Board of Directors of WPCC as provided for herein; and

     WHEREAS, the Advisor desires to render such advisory and management services to the Company subject to the control and supervision of the Board of Directors of WPCC, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the parties hereby agree as follows:

     1. TERM.

     The term of this Agreement shall commence as of October 20, 1997 and shall continue until October 19, 1999. Unless a notice to terminate this Agreement is sent by either party to the other party at least ninety (90) days prior to October 19, 1999, this Agreement shall be automatically renewed for a one year period. Thereafter, the Agreement shall continue to be automatically renewed for successive one year periods unless a termination notice is sent by either party to the other party at least ninety (90) days prior to the end of the then existing renewal term.

     2. ADVISORY SERVICES.

     The Advisor shall consult with the Board of Directors and the officers of WPCC and shall, at the request of the Board of Directors and/or the officers of WPCC, furnish advice and recommendations with respect to all aspects of the business and affairs of WPCC. Subject to the control and discretion and at the



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request  of the Board of  Directors  of WPCC,  the  Advisor  shall  provide  the following services (together with the services set forth in Section 6 and Section 7 hereof, the "Services"):

     (a) administer the day-to-day operations and affairs of WPCC, including without limitation the performance or supervision of the functions described in this Section 2;

     (b) monitor the credit quality of the real estate mortgage assets held by WPCC;

     (c) advise WPCC with respect to the acquisition, management, financing and disposition of WPCC's real estate mortgage assets;

     (d) establish and provide necessary services for WPCC, including executive, administrative, human resource, accounting and control, technical support, secretarial, recordkeeping, copying, mailing and distribution facilities;

     (e) provide WPCC with office space pursuant to a lease, conference room facilities, office equipment and supplies (including computers, copy machines and fax machines) and personnel necessary for the Services to be performed by the Advisor hereunder and to perform the daily business of WPCC;

     (f) arrange for the investment and management of any short-term investments of WPCC and provide any investment and fund management services in a manner consistent with Exhibit D to the Master Service Agreement, dated March 17, 1997, between the Advisor and WPCC;

     (g) monitor and supervise the performance of all parties who have contracts to perform services for WPCC, provided that the Advisor shall have no duty to assume the obligations or guarantee the performance of such parties under such contracts;

     (h) establish and maintain such bank accounts in the name of WPCC as may be required by WPCC and approved by the Board of Directors of WPCC and ensure that all funds collected by the Advisor in the name of or on behalf of WPCC shall be held in trust and shall not be commingled with the Advisor's own funds or accounts;

     (i) arrange for the execution and delivery of such documents and instruments by the officers of WPCC as may be required in order to perform the functions herein described and to take any other required action contemplated by the terms of this Agreement;


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     (j)  arrange for insurance for WPCC including liability  insurance,  errors and omissions policies and officers and directors policies, which shall cover and insure WPCC, members of the Board of Directors and the officers of WPCC in amounts and with deductibles and insurers approved by the Board of Directors of WPCC;

     (k) maintain proper books and records of WPCC's affairs and furnish or cause to be furnished to the Board of Directors such periodic reports and accounting information as may be required from time to time by the Board of Directors of WPCC, including, but not limited to, quarterly reports of all income, expenses and distributions of WPCC;

     (l) consult and work with legal counsel for WPCC in implementing WPCC decisions and undertaking measures consistent with all pertinent federal, state and local laws and rules or regulations of governmental or quasi-governmental agencies, including, but not limited to, federal and state securities laws, the Code as it relates to WPCC's qualification as a REIT, and the regulations promulgated under each of the foregoing;

     (m) consult and work with independent accountants for WPCC in connection with the preparation of financial statements, annual reports and tax returns;

     (n)  prepare  and   distribute  in   consultation   with  the   independent
          accountants for WPCC, annual reports to stockholders which contain audited financial statements;

     (o) furnish reports to the Board of Directors of WPCC, which include reports concerning WPCC's investments;

     (p)  maintain  custody of the documents  related to WPCC's mortgage assets;
          and

     (q) as reasonably requested by WPCC, make reports to WPCC of its performance of the foregoing Services and furnish advice and recommendations with respect to other aspects of the business of WPCC.

     3. OPERATING EXPENSES; EXPENSES OF THE ADVISOR.

     (a) "Operating Expenses" for any period means all of the operating expenses of WPCC (with the exception of those expenses to be borne by the Advisor in accordance with Section 3(b) hereof), including without limitation, the following:


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       (i)    interest, taxes and other expenses incurred in connection with the real estate mortgage assets of WPCC;

       (ii)   expenses related to the officers, directors and employees of WPCC,
              including   without   limitation  any  fees  or  expenses  of  the
              directors;

       (iii) fees and expenses payable to accountants, appraisers, external auditors, consultants, attorneys, collection and paying agents and all other persons who contract with or are retained by WPCC or by the Advisor on behalf of WPCC;

       (iv) legal and other expenses incurred in connection with advice concerning obtaining or maintaining WPCC's status as a REIT, the determination of WPCC's taxable income, any formal or informal administrative action or legal proceedings which involve a challenge to the REIT status of WPCC or any claim that the activities of WPCC, any member of the Board of Directors or any officer of WPCC were improper;

       (v) expenses relating to communications and reports to stockholders of WPCC, including without limitation the costs of preparing, printing, duplicating and mailing the certificates for the stock of WPCC, proxy solicitation materials and reports to stockholders, and the costs of arranging meetings of stockholders;

       (vi) the costs of insurance described in Section 2 hereof, including directors and officers liability insurance covering the directors and officers of WPCC;

       (vii) expenses relating to the acquisition, disposition and ownership of real estate mortgage assets of WPCC, including, without limitation and to the extent not paid by others, legal fees and other expenses for professional services and fees;

       (viii) expenses connected with the payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board of Directors to the stockholders of WPCC;

       (ix) expenses connected with any office or office facilities maintained by WPCC separate from the office of the Advisor, including without limitation rent, telephone, utilities, office furniture and equipment and machinery; and

       (x) other miscellaneous expenses of WPCC which are not expenses of the Advisor under Section 3(b) hereof.


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     (b)  Without  regard to the  compensation  received  pursuant  to Section 4 hereof, the Advisor shall bear the following expenses:

          (i) employment expenses of the personnel employed by the Advisor, including without limitation salaries, wages, payroll taxes and the cost of employee benefit plans; and

          (ii) rent, telephone equipment, utilities, office furniture and equipment and machinery and other office expenses of the Advisor incurred in connection with the maintenance of any office facility of the Advisor.

     (c) WPCC shall reimburse the Advisor within 30 days of a written request by the Advisor for any Operating Expenses paid or incurred by the Advisor on behalf of WPCC.

     4. FEES.

     (a) An annual advisory fee of $150,000 shall be payable by WPCC to the Advisor for Services rendered by the Advisor hereunder. Payment by WPCC is due and payable monthly upon receipt of an invoice from the Advisor.

     (b) The Advisor may revise the rate set forth in Paragraph 4(a) above to reflect changes in the actual costs incurred by the Advisor in providing the Services to WPCC.

     5. PERFORMANCE OF SERVICES; CHANGES.

     (a) In  performing  Services  under  this  Agreement,  the  scope  of  work undertaken by the Advisor and the manner of its performance shall be substantially the same as for similar work performed by the Advisor for transactions on its own behalf, with such modifications as may be appropriate in order to accomplish the purposes of this Agreement.

     (b) The Advisor shall give WPCC reasonable notice of all changes affecting WPCC's activities as these changes pertain to the Services. If a change referred to in Paragraph 5(a) above (including a revision of the annual advisory fee pursuant to Section 4(b) hereof) is not acceptable to WPCC, WPCC may terminate this Agreement upon thirty (30) days' notice, provided such notice is given within ten (10) days after WPCC has received notice of the change.

     6. MAINTENANCE OF RECORDS; EXAMINATIONS.

     The Advisor shall at all times, establish and maintain appropriate books of account, records and accounting practices related to the Services performed hereunder and permit such examinations as may be required by relevant state and


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federal  agencies.  Such books and records shall be accessible for inspection by the Board of Directors of WPCC and representatives of WPCC at all times. It is understood and agreed that the performance of the Services is or might be subject to regulation and examination by authorized representatives of state and federal agencies, including but not limited to, the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Each party is and shall be authorized to submit or furnish to any such regulatory agency reports, information, assurances and other data as may be required by or reasonably requested of it under applicable laws and regulations, including, without
limitation,   any  appropriate   notifications   concerning  the  initiation  or
termination of this Agreement or any of the Services provided to WPCC.

     7. REIT QUALIFICATION AND COMPLIANCE.

     The Advisor shall consult and work with WPCC's legal counsel in maintaining WPCC's qualification as a REIT. Notwithstanding any other provisions of this Agreement to the contrary, the Advisor shall refrain from any action which, in its reasonable judgment or in the judgment of the Board of Directors of WPCC (of which the Advisor has received written notice), would adversely affect the qualification of WPCC as a REIT or which would violate any law, rule or regulation of any governmental body or agency having jurisdiction over WPCC or its securities, or which would otherwise not be permitted by the amended and restated certificate of incorporation or by-laws of WPCC. Furthermore, the Advisor shall take any action which, in its judgment or the judgment of the Board of Directors of WPCC (of which the Advisor has received written notice), may be necessary to maintain the qualification of WPCC as a REIT or prevent the violation of any law or regulation of any governmental body or agency having jurisdiction over WPCC or its securities.

     8. SUBCONTRACTING.

     The Advisor may at any time subcontract all or a portion of its obligations under this Agreement to one or more affiliates of the Advisor that are involved in the business of managing real estate mortgage assets without the consent of WPCC. If no affiliate of the Advisor is engaged in the business of managing real estate mortgage assets, the Advisor may, with the approval of a majority of the Board of Directors of WPCC, subcontract all or a portion of its obligations under this Agreement to unrelated third parties. Notwithstanding the foregoing, the Advisor will not, in connection with subcontracting any of its obligations under this Agreement, be discharged or relieved in any respect from its obligations under this Agreement.

     9. OTHER ACTIVITIES OF THE ADVISOR.

     (a) Nothing herein contained shall prevent the Advisor, an affiliate of the Advisor or an officer, director, employee or stockholder of the Advisor from engaging


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in any  activity,  including  without  limitation  originating,  purchasing  and managing real estate mortgage assets, rendering of services and investment advice with respect to real estate investment opportunities to any other person
(including   other  REITs)  and  managing  other   investments   (including  the
investments of the Advisor and its affiliates).

     (b) Officers, directors, employees, stockholders and agents of the Advisor or of any affiliate of the Advisor may serve as officers, directors, employees or agents of WPCC, but shall receive no compensation (other than reimbursement for expenses) from WPCC for such service.

     10. LIMITATIONS OF LIABILITY.

     The Advisor shall use its best efforts to provide competent personnel and reliable equipment for the purpose of performing Services for WPCC under this Agreement. The liability of the Advisor to WPCC for any loss due to the Advisor's performing or failing to perform the Services shall be limited to those losses sustained by WPCC which are a direct result of the Advisor's negligence or willful misconduct. Because of the nature of the Services to be performed hereunder and because of the impracticability, difficulty or impossibility of ascertaining and measuring the Advisor's liability to WPCC or any third party for any loss or damage by reason of any error caused by the Advisor's negligence or otherwise, the parties hereby agree that under no circumstances shall the Advisor be liable for any consequential or special damages and in no event shall the Advisor's total combined liability to WPCC for all claims arising under or in connection with this Agreement be more than the total amount of all fees payable by WPCC to the Advisor under this Agreement during the year immediately preceding the year in which the first claim giving rise to any such liability arises. For purposes of this Section 10, a "year" shall be deemed to begin on October 20th and run until October 19th of the ensuing calendar year. If the Advisor carries insurance against the type of loss incurred, WPCC agrees to cooperate in furnishing proof of loss in a form satisfactory to the Advisor's insurance company and to assist the Advisor and its insurance company in settlement of this claim.

     11. FORCE MAJEURE.

     Neither party shall be responsible for any resulting loss if fulfillment of any term or provision of this Agreement is delayed or prevented by fire, flood, earthquake, act of God, labor difficulties or by any other cause not within the control of the party whose performance is delayed or prevented. If the foregoing shall occur and such situations shall continue to prevent performance for a continuous period of sixty (60) days, then either party may notify the other party of its intention to terminate this Agreement and this Agreement shall terminate upon receipt of such notice.


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     12. DEFAULT; REMEDIES.

     (a) The occurrence of any of the following shall be an event of default ("Event of Default") hereunder:

          (i) the failure of WPCC to pay any fee or charge within 30 days after its receipt of an invoice or written request for reimbursement from the Advisor for fees or expenses reimbursable hereunder;

          (ii) the filing of a petition in bankruptcy by or against either party or the appointment of a receiver for either party which petition or appointment is not discharged within thirty (30) days; or

          (iii) a material breach by either party of any of its obligations hereunder.

     (b) In the event of any Event of Default, the non-breaching party shall provide a written notice of such Event of Default and a demand that such Event of Default be cured. In the event that the breaching party fails in good faith to cure such Event of Default within fifteen (15) days following receipt of such notice and demand, the non-defaulting party may terminate this Agreement by notice to the defaulting party.

     (c) In the event of a termination by either party pursuant to this Section 12(b), WPCC shall nonetheless remain liable for the payment to the Advisor of all reasonable outstanding fees and charges as of the date of such termination.

     13. INDEPENDENT CONTRACTOR.

     In performing the Services, the Advisor shall be deemed to have an independent contractual relationship with WPCC and shall not be deemed to have any contractual or other relationship with WPCC's mortgagors. Nothing in this Agreement shall be deemed to create a joint venture or partnership between the parties. In no event shall any of WPCC's mortgagors be considered a third party beneficiary of this Agreement. To the extent that third parties may make claims against the Advisor arising out of the Services provided hereunder, WPCC agrees to indemnify and hold harmless the Advisor from and against all loss, liability, claim, action, demand, or suits, including attorney's fees arising therefrom.

     14. RELATIONSHIP OF PARTIES; ASSIGNMENT.

     Each of the parties hereto hereby acknowledges that it is an affiliate of the other party hereto. WPCC shall not assign this Agreement nor any of its rights or obligations hereunder without the prior written consent of the Advisor. The Advisor may assign this Agreement and any of its rights and obligations (including,


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without  limitation,  its  obligation  to provide  Services) to any affiliate of
WPCC. In the event WPCC is no longer an affiliate of the Advisor or its successors or assigns, this Agreement shall automatically terminate.

     15. SEVERABILITY.

     Whenever possible, each provision of the Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be in effect only to the extent of such prohibition or invalidity, without invalidating the remainder of the provisions of this Agreement.

     16. CONFIDENTIALITY.

     The Advisor shall regard and preserve as confidential all data of a proprietary and/or confidential nature related to the business of WPCC. The Advisor will take the same precautions to preserve such confidential information as it takes with respect to the Advisor's own confidential information.

     17. NOTICES.

     All notices to be sent under this Agreement shall be mailed by first class mail, postage prepaid and addressed as follows:

                  If to the Advisor:       Peter K.  Mulligan
                                           Executive Vice President
                                           Webster Bank
                                           Webster Plaza
                                           145 Bank Street
                                           Waterbury, CT 06702

                  If to WPCC:              Gregory S.  Madar
                                           Vice President and Secretary
                                           Webster Preferred Capital Corporation
                                           145 Bank Street
                                           Waterbury, CT 06702

Either party may give written notice to the other to change the place of the mailing of such notices.

     18. ENTIRE AGREEMENT.

     This Agreement constitutes the entire agreement of the parties hereto. It shall supersede any and all other previous writings and communications between the parties.


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     19. AMENDMENT.

     No modification or amendment of this Agreement shall be valid unless such modification or amendment is in writing and executed by both parties.

     20. GOVERNING LAW.

     This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Connecticut.

     21. HEADINGS.

     The section headings herein have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their authorized representatives as of the date first written above.



                                             WEBSTER BANK

                                             By: /s/ Peter K. Mulligan
                                             -----------------------------------
                                             Name: Peter K. Mulligan
                                             Title: Executive Vice President

                                             WEBSTER PREFERRED CAPITAL
                                             CORPORATION

                                             By: /s/ Gregory S. Madar
                                             -----------------------------------
                                             Name: Gregory S. Madar
                                             Title: Vice President and Secretary


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